                                                                     Exhibit 4.3

     This Stock Purchase Warrant (this "Warrant") and any securities acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. None of this warrant, such securities or any interest therein may be sold, transferred, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act and such registration or qualification as may be necessary under the securities laws of any jurisdiction or pursuant to a written opinion of counsel (which counsel and opinion shall be reasonably satisfactory to the Company) that such registration or qualification is not required.

                             GRACE DEVELOPMENT INC.

                             STOCK PURCHASE WARRANT

     This certifies that, for good and valuable consideration, Grace Development Inc., a Colorado corporation (the "Company"), grants to [Purchaser] (the "Warrantholder"), the right to subscribe for and purchase from the Company _____________________________ (___________) validly issued, fully paid and nonassessable shares (the "Warrant Shares") of Common Stock, no par value per share, of the Company (the "Common Stock"), at the purchase price per share of $1.00 (the "Exercise Price"), at any time prior to 5:00 p.m., New York, New York time, on the Expiration Date, all subject to the terms, conditions and adjustments herein set forth.

     1.   Duration and Exercise of Warrant, Limitation on Exercise, Payment of
          --------------------------------------------------------------------
Taxes.
-----

          1.1. Duration and Exercise of Warrant.  Subject to the terms and
               --------------------------------
conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by:

               (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

               (b) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. In addition to and without limiting the rights of the Warrantholder under the terms hereof, the Warrantholder shall have the right, in exercising this Warrant in whole or in part at any time or from time to time in accordance with its terms, to deliver to the Company, in lieu of a payment by cash, wire transfer, certified or official bank check or any other means approved by the Company, written notice that the Warrantholder elects to apply the Exercise Price against the outstanding principal balance of the Note executed by the Company payable to the Warrantholder. The credit of the Exercise Price against the Note shall in all respects be deemed to constitute payment in full of such Exercise Price.

     The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. Notwithstanding the foregoing, no such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five Business Days); but any such surrender of this Warrant for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant was surrendered and for the number of shares of Common Stock and at the Exercise Price in effect at the date of such surrender.

          1.2. Cashless Exercise Right.
               -----------------------

               (a) Subject to Section 1.1(b), at any time or from time to time, in lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into Common Stock (a "Cashless Exercise Right") as provided for in this Section 1.2. Upon exercise of the Cashless Exercise Right, the Company shall deliver to the Warrantholder within five Business Days after receipt of the Exercise Form by the Company (without payment by the Warrantholder of any of the Exercise Price) in accordance with Section 1.1 that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant at the time the Cashless Exercise Right is exercised (determined by subtracting, the Aggregate Exercise Price of the Warrant Shares in effect immediately prior to the exercise of the Cashless Exercise Right from the aggregate Market Price (as defined below) of the Warrant Shares in effect immediately prior to the exercise of the Cashless Exercise Right) by (ii) the Market Price of one share of Common Stock immediately prior to the exercise of the Cashless Exercise Right.

               (b) The Cashless Exercise Right may be exercised by the Warrantholder, at any time or from time to time, on any Business Day by delivering this Warrant, with a duly executed Exercise Form with the conversion section completed, to the Company, exercising the Cashless Exercise Right and specifying the total number of shares of Common Stock that, the Warrantholder will be issued pursuant to such conversion. No fractional shares arising out of the formula in Section 1.2(a) for determining the number of shares issuable under the Cashless Exercise Right shall be issued, and the Company shall in lieu thereof make payment to the Warrantholder of cash in the amount of such fraction multiplied by the Market Price of one Share of Common Stock on the date of conversion, provided that in the event that sufficient funds are not legally available for such cash payment any fractional shares of Common Stock shall be rounded up to the next whole number. Notwithstanding anything to the contrary in this Warrant, the Cashless Exercise Right shall become null and void, and of no further force and effect, upon the registration of this Warrant or the Warrant Shares pursuant to an effective registration statement under the Securities Act.

          1.3. Warrant Shares Certificate.  A stock certificate or certificates
               --------------------------
for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form by the Company and payment of the purchase price; provided, however, that if a determination by the Company's Board of Directors (the "Board") is necessary pursuant to Section 1.2, such delivery shall be made promptly after such determination is made (such determination shall be made with reasonable promptness but no more frequently than on a quarterly basis). If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the, rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

          1.4. Reservation of Warrant Shares. The Company covenants that it will
               -----------------------------
at all times, keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Warrant Shares specified herein, upon exercise of this Warrant. The Company further covenants that such Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof.

          1.5. Payment of Taxes.  The issuance of certificates for Warrant
               ----------------
Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     2.   Restrictions on Transfer; Restrictive Legends.
          ---------------------------------------------

          2.1. Restrictions on Transfer.  This Warrant may not be offered, sold,
               ------------------------
transferred, pledged or otherwise disposed of, in whole or in part, to any Person other than an Affiliate of the Warrantholder without the prior written consent of the Company, which shall not be unreasonably withheld.

          2.2. Restrictive Legends.  Except as otherwise permitted by this
               -------------------
Section 2, each Warrant (and each Warrant issued in substitution for any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     This Warrant and any securities acquired upon the exercise of this warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. None of this warrant, such securities or any interest therein may be sold, transferred, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act and such registration or qualification as may be necessary under the securities laws of any jurisdiction or pursuant to a written opinion of counsel (which counsel and opinion shall be reasonably satisfactory to the Company) that such registration or qualification is not required.

     Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. The securities may not be sold, transferred, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act and such registration or qualification as may be necessary under the securities laws of any jurisdiction or pursuant to a written opinion of counsel (which counsel and opinion shall be reasonably satisfactory to the Company) that such registration or qualification is not required.

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act, (ii) the Warrantholder has delivered to the Company an opinion of legal counsel (from a firm reasonably satisfactory to the Company) which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be or (iii) such Warrant or Warrant Shares may be, sold pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

     3.  Loss or Destruction of Warrant. Subject to the terms and conditions
         ------------------------------
hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant the Company will execute and deliver a new Warrant of like tenor.

     4.  Ownership of Warrant. The Company may deem and treat the person in
         --------------------
whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the Company, until presentation of this Warrant for registration of transfer.

     5.  Antidilution Provisions. During the exercise period or until fully
         -----------------------
exercised, the Exercise Price and the number of Warrant Shares issuable pursuant to this Warrant shall be subject to adjustment from time to time as provided in this Section 5. In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

         (a)  Adjustment of Exercise Price and Number of Shares upon Issuance of
              ------------------------------------------------------------------
Common Stock.  Except as otherwise provided in Section 5(c) and 5(d) hereof, if
------------
and whenever after the First Closing Date, the Company issues or sells, or in accordance with Section 5(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Market Price on the date of issuance (a "Dilutive

Issuance"), then effective immediately upon the Dilutive Issuance, the Exercise Price will be adjusted in accordance with the following formula:

          E' = (E) (O + P/M) / (CSDO)

          where:


          E'       =     the adjusted Exercise Price;
          E        =     the then current Exercise Price;
          M        =     the then current Market Price; provided, however, that
                         in the case of stock issued in stock for stock
                         acquisitions with unaffiliated third parties, "M" will
                         be deemed to be the lesser of (i) (a) $0.70 per share
                         in the case of issuances after the First Closing and
                         (b) $1.00 per share in the case of issuances on or
                         after the Second Closing to the extent the Second
                         Closing occurs (as such per share amounts are adjusted
                         for stock splits, stock dividends and other
                         recapitalizations after the date of this Agreement);
                         and (ii) the then current Market Price;
          O        =     the number of shares of Common Stock outstanding
                         immediately prior to the Dilutive Issuance;
          P        =     the aggregate consideration, calculated as set forth in
                         Section 5(b) hereof, received by the Company upon such
                         Dilutive Issuance; and
          CSDO     =     the total number of shares of Common Stock Deemed
                         Outstanding (as herein defined) immediately after the Dilutive Issuance.

          (b)  Effect on Exercise Price of Certain Events.  For purposes of
               ------------------------------------------
determining the adjusted Exercise Price under Section 5(a) hereof, the following will be applicable:

               (i) Issuance of Rights or Options.  If the Company in any manner
                   -----------------------------
issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share, for which Common Stock is issuable upon the exercise of such Options is less than the Market Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

               (ii)  Issuance of Convertible Securities.
                     ----------------------------------

                     (A) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section 5(b)(ii)(B) if applicable) is less than the Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.

                     (B) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio, then the price per share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section 5(b)(ii)(A) shall be deemed to be the lowest price per share which would be applicable assuming that all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied.

               (iii) Change in Option Price or Conversion Rate. If there is a change at any time after the First Closing Date in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price, which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

               (iv)  Treatment of Expired Options and Unexercised Convertible
                     --------------------------------------------------------
Securities.  If, in any case, the total number of shares of Common Stock
----------
issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

               (v)   Calculation of Consideration Received. If any Common Stock,
                     -------------------------------------
Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradeable securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with my merger or consolidation in which the Company is the Surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors.

               (vi)  Exceptions to Adjustment of Exercise Price.  No adjustment
                     ------------------------------------------
to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities issued and outstanding on the date hereof in accordance with the terms of such securities as of such date; (ii) upon the issuance of the Sale Shares or the Notes (each as defined in the Securities Purchase Agreement) or the Warrant in accordance with terms of the Securities Purchase Agreement; or (iii) upon the exercise of the Warrant or conversion of the Note.

          (c)  Subdivision or Combination of Common Stock.  If the Company, at
               ------------------------------------------
any time after the First Closing Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

          (d) Major Transaction.  If, after the First Closing Date, the Company
              -----------------
shall consolidate or merge with any other corporation or entity (other than a merger in which the Company is the surviving or continuing entity) or there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property or any reclassification or change of the outstanding shares of Common Stock (each of the foregoing being a "Major Transaction"), then each holder of a Warrant may thereafter, at its option, be entitled, at its election, either to (i) in the event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest in each of the foregoing cases which is publicly traded, retain its Warrant and such Warrant shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be, or (ii) regardless of whether clause (i) applies, receive consideration, in exchange for such Warrant, equal to the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a holder of the number of shares of Common Stock delivered upon the exercise of such Warrant would have been entitled upon such Major Transaction had such holder exercised the Warrant (without regard to any limitations on conversion or elsewhere contained) on the trading date immediately preceding the consummation of such Major Transaction and had such Common Stock been issued and outstanding and had such Warrantholder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction; and the Company shall make lawful provision for the foregoing as a part of such Major Transaction and shall cause the issuer of any security in such transaction which constitutes Registrable Securities under that certain Registration Rights Agreement dated as of the date hereof among the Company and the signatories thereto (the "Registration Rights Agreement") to assume all of the Company's obligations under the Registration Rights Agreement. No later than five Business Days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each holder of a Warrant of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction consideration which such holder of a Warrant would receive under this Section.

          (e) Distribution of Assets.  In case the Company shall declare or make
              ----------------------
any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders of cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution"), at any time after the First Closing Date, then the Warrantholder shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets (or rights) which would have been payable to the Warrantholder had such Warrantholder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

          (f) Notices of Adjustment.  Upon the occurrence of any event which
              ---------------------
requires any adjustment of the Exercise Price or in the number or kind of shares purchasable upon exercise of the Warrant, then, and in each such case, the Company shall give notice thereof to the Warrantholder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares (or other securities or property) purchasable, as applicable, at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the chief financial officer of the Company.

          (g) Minimum Adjustment of Exercise Price.  No adjustment of the
              ------------------------------------
Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

          (h) No Fractional Shares.  No fractional shares of Common Stock are to
              --------------------
be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock; provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

          (i) Other Notices.  In case at any time:
              -------------

              (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution to the holders of the Common Stock;

              (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

              (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock or consolidation or merger of the Company with or into, or sale of all or substantially all of its assets to, another corporation or entity; or

              (iv) there shall be a voluntary or involuntary dissolution liquidation or winding-up of the Company;

then, in each such case, the Company shall give to the Warrantholder (A) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto, but in no event earlier than public announcement of such proposed transaction or event. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

     6.   Amendments.  Any provision of this Warrant may be amended and the
          ----------
observance thereof waived only with the written consent of the Company and the Warrantholder.

     7.   Definitions.  As used herein, unless the context otherwise requires,
          -----------
the following terms have the following respective meanings:

     "Affiliate" means, with respect to any Person, any other Person who
      ---------
controls, is controlled by or is under common control with such Person.

     "Aggregate Exercise Price" means the dollar amount equal to (i) the total
      ------------------------
number of Warrant Shares set forth in the notice of exercise delivered pursuant to Section 1.2 multiplied by (ii) the Exercise Price in effect immediately prior to such exercise.

     "Below Market Options" has the meaning specified in Section 5(b)(i).
      --------------------

     "Board" has the meaning specified in Section 1.3.
      -----

     "Business Day" means any day other than a Saturday, Sunday or a day on
      ------------
which national banks are authorized by law to close in the State of New York.

     "Cashless Exercise Right" has the meaning specified in Section 1.2(a).
      -----------------------

     "Common Stock" has the meaning specified on the cover of this Warrant.
      ------------

     "Common Stock Deemed Outstanding" means the number of shares of Common
      -------------------------------
Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) in case of any adjustment required by Section 5(a) resulting from the issuance of any Options, the maximum total number of shares of Common Stock issuable upon the exercise of the Options for which the adjustment is required (including any Common Stock issuable upon the conversion of Convertible Securities issuable upon the exercise of such Options), and (y) in the case of any adjustment required by Section 5(a) resulting from the issuance of any Convertible Securities, the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of the Convertible Securities for which the adjustment is required, as of the date of issuance of such Convertible Securities, if any.

     "Company" has the meaning specified on the cover of this Warrant.
      -------

     "Convertible Securities" has the meaning specified in Section 5(b)(i).
      ----------------------

     "Dilutive Issuance" has the meaning specified in Section 5(a).
      -----------------

     "Distribution" has the meaning specified in Section 5(e).
      ------------

     "Exercise Form" means an Exercise Form in the form annexed hereto as
      -------------
Exhibit A.

     "Exercise Price" has the meaning specified on the cover of this Warrant.
      --------------

     "Expiration Date" means the fifth anniversary of the date of issuance of
      ---------------
this Warrant.

     "First Closing Date" has the meaning specified in the Securities Purchase
      ------------------
Agreement.

     "Major Transaction" has the meaning specified in Section 5(d).
      -----------------

     "Major Transaction Consideration" has the meaning specified in Section
      -------------------------------
5(d).

     "Market Price" means, as of any date, (i) the average of the Closing Bid
      ------------
Prices for the shares of Common Stock as reported to The Nasdaq National Market for the 15 trading days immediately preceding such date, or (ii) if The Nasdaq National Market is not the principal trading market for the Common Stock, the average of the last reported bid prices on the principal trading market for the Common Stock, during the same period, or, if there is no bid price for such period, the last reported sales price for such period, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the average fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the holders of a majority in interest of the Warrant, with the costs of the appraisal to be borne by the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

     "Notice of Major Transaction" has the meaning specified in Section 5(d).
      ---------------------------

     "Options" has the meaning specified in Section 5(b)(i).
      -------

     "Person" means any individual, firm, corporation, partnership, limited
      ------
liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     "Registration Rights Agreement" has the meaning specified in Section 5(d).
      -----------------------------

     "Securities Act" has the meaning specified on the cover of this Warrant, or
      --------------
any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Securities Purchase Agreement" means the Securities Purchase Agreement
      -----------------------------
dated April 14, 2000 among the Company and certain purchasers named therein.

     "Subsidiary" means, as to any Person, a corporation, partnership, limited
      ----------
liability company or other entity of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the economic equity interest is held, directly or indirectly, by such Person.

     "Warrantholder" has the meaning specified on the cover of this Warrant.
      -------------

     "Warrant Shares" has the meaning specified on the cover of this Warrant.
      --------------

     8.   Miscellaneous.
          -------------

          8.1.      Section and Other Headings.  The section and other headings
                    --------------------------
contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

          8.2.      Notices. All notices, demands and other communications
                    -------
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

               (a)  if to the Warrantholder:


                    [Name of Warrantholder]
                    420 Lexington Avenue
                    Suite 1740
                    New York, New York 10170
                    Telecopy:  (212) 973-9219
                    Attention: Jeff Keswin and David Einhorn

               (b)  if to the Company:


                    Grace Development Inc.
                    1690 Chantilly Drive
                    Atlanta, Georgia 30324-3035
                    Telecopy:  (678) 222-3036
                    Attention: President

     All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered, when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; five Business Days after being deposited in the mail, postage prepaid, if mailed; and return receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9.2 designate another address or Person for receipt of notices hereunder.

          8.3. Severability.  Any term or provision of this Warrant which is
               ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

          8.4. GOVERNING LAW. THIS WARRANT AND THE VALIDITY AND ENFORCEABILITY
               -------------
HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

          8.5. No Rights or Liabilities as Stockholder.  Nothing contained in
               ---------------------------------------
this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                              GRACE DEVELOPMENT INC.



                              By: _____________________________
                                  Name:
                                  Title:

Dated: April ____, 2000

                                 EXERCISE FORM
                                 -------------

     (To be executed upon exercise of this Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase _________________ of the Warrant Shares and [herewith tenders payment for such Warrant Shares to the order of Grace Development Inc. [hereby elects to apply the Exercise Price (as defined in the Warrant) against the outstanding principal balance of the Note executed by Grace Development Inc. payable to the undersigned] in the amount of $__________] [hereby exercises its Cashless Exercise Right] in accordance with the terms of this Warrant. The undersigned requests that a certificate for [such Warrant Shares] [that the number of Warrant Shares to which the undersigned is entitled as calculated pursuant to Section 1.2 of the Warrant] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

          The undersigned represents that it is acquiring such Warrant Shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).


Dated:  ___________________
                                                ________________________________
                                                Signature


                                                ________________________________
                                                (Print Name)


                                                ________________________________
                                                (Street Address)


                                                ________________________________
                                                (City) (State) (Zip Code)

Signed in the presence of:

____________________________________
Name: